Exhibit 5.1
Arthur Jay Schwartz
Direct Tel: (404) 815-3632
Direct Fax:  (404) 685-6932
Email: jschwartz@sgrlaw.com

            June 11, 2010

Global Axcess Corp
7800 Belfort Parkway, Suite 165
Jacksonville, Florida  32256

Re:	Global Axcess Corp
Registration Statement on Form S-8
1,000,000 Shares of Common Stock
2010 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Global Axcess Corp, a Nevada corporation (the “Company”), in connection with the registration of 1,000,000 shares of the Company’s common stock, $.001 par value (the “Shares”), to be issued under the Company’s 2010 Stock Incentive Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

In connection therewith, we have examined the Plan as well as each of the following:

(1)	the Articles of Incorporation of the Company, as amended and restated, certified by the Secretary of State of the State of Nevada;

(2)	the ByLaws of the Company, as amended and restated;

(3)	resolutions of the board of directors of the Company adopting the Plan; and

(4)	the Registration Statement.

Global Axcess Corp
June 11, 2010

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ Arthur Jay Schwartz
Arthur Jay Schwartz